                                  (EXHIBIT 11)

                         CONCORDE CAREER COLLEGES, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                                                      Basic EPS                           Diluted EPS
                                                                     Nine Months                          Nine Months
                                                                Ended September 30,                   Ended September 30,
                                                                --------------------                  -------------------
                                                             2002               2001               2002              2001
                                                             ----               ----               ----              ----
Weighted average shares outstanding ...............           3,992,000         3,929,000          3,992,000          3,929,000
Options ...........................................                                                  333,000            215,000
Debt/nondetachable warrants .......................                                                1,287,000          1,287,000
Convertible preferred stock .......................                                                  533,000
                                                        ---------------     -------------      -------------      -------------
Adjusted weighted average shares ..................           3,992,000         3,929,000          6,145,000          5,431,000
                                                        ===============     =============      =============      =============

Net income ........................................     $     3,167,000     $   1,149,000      $   3,167,000      $   1,149,000
Interest on convertible debt, net of tax ..........                                                   81,000             80,000
Class B preferred stock accretion .................            (161,000)         (172,000)                             (172,000)
                                                        ---------------     -------------      -------------      -------------
Income available to common shareholders ...........     $     3,006,000     $     977,000      $   3,248,000      $   1,057,000
                                                        ===============     =============      =============      =============
Net income per share ..............................     $           .75     $         .25      $         .53      $         .19
                                                        ===============     =============      =============      =============

                                                                      Basic EPS                           Diluted EPS
                                                                    Three Months                          Three Months
                                                                Ended September 30,                   Ended September 30,
                                                                --------------------                  -------------------
                                                             2002               2001               2002              2001
                                                             ----               ----               ----              ----
Weighted average shares outstanding ...............           3,996,000         4,024,000          3,996,000          4,024,000
Options ...........................................                                                  358,000            274,000
Debt/nondetachable warrants .......................                                                1,287,000          1,287,000
Convertible preferred stock .......................                                                  533,000            533,000
                                                        ---------------     -------------      -------------      -------------
Adjusted weighted average shares ..................           3,996,000         4,024,000          6,174,000          6,118,000
                                                        ===============     =============      =============      =============

Net income ........................................     $     1,333,000     $     676,000      $   1,333,000      $     676,000
Interest on convertible debt, net of tax ..........                                                   27,000             27,000
Class B preferred stock accretion .................             (55,000)          (54,000)
                                                        ---------------     -------------      -------------      -------------
Income available to common shareholders ...........     $     1,278,000     $     622,000      $   1,360,000      $     703,000
                                                        ===============     =============      =============      =============
Net income per share ..............................     $           .32     $         .15      $         .22      $         .11
                                                        ===============     =============      =============      =============